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                                                                     Exhibit 21




                         Subsidiaries of the Registrant


1.       ARC Greenwood Village, Inc., a Tennessee corporation

2.       ARC Rossmoor, Inc., a Tennessee corporation

3.       Plaza Professional Pharmacy, Inc., a Virginia corporation

4.       Assisted Care of the Villages, a Florida general partnership

5.       Maryarc LLC, a Tennessee limited liability company

6.       ARC Bahia Oaks, Inc., a Tennessee corporation

7.       ARC Wilora Lake, Inc., a Tennessee corporation

8.       ARC Tarpon Springs, Inc., a Tennessee corporation

9.       ARC Imperial Plaza, Inc., a Tennessee corporation

10.      ARC Imperial Services, Inc., a Tennessee corporation

11.      ARC Sun City Center Inc., a Tennessee corporation

12.      Lebarc, L.P., a Tennessee limited partnership

13.      Fort Austin Limited Partnership, a Texas limited partnership

14.      ARC Fort Austin Properties, Inc., a Tennessee corporation

15.      ARCLP - Charlotte, LLC, a Tennessee limited liability company

16.      ARC Management Corporation, a Tennessee corporation

17.      ARC Corpus Christi, Inc., a Tennessee corporation

18.      Trinity Towers Limited Partnership, a Tennessee limited partnership

19.      ARC Partners, Inc., a Florida corporation

20.      ARC Services, L.P., a Tennessee limited partnership

21.      Pioneer Merger Corporation, a Tennessee corporation


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22.      ARC Park Regency, Inc., a Tennessee corporation

23.      ARC Capital Corporation, a Tennessee corporation

24. ARC Home Care, Inc. (f/k/a Guilding Light Health Care, Inc.), a Texas corporation

25.      ARC San Antonio, Inc., a Tennessee corporation

26.      ARC Richmond Place, Inc., a Tennessee corporation

27.      ARC Freedom, Inc., a Tennessee corporation

28.      Freedom Group-Naples Management Company, Inc., a Tennessee corporation

29.      Freedom Group Management Company, Inc., a Tennessee corporation

30. Freedom Group Development Company, Inc. (d/b/a Freedom Development Corporation), a Tennessee corporation

31.      S&S Building Materials of Pinellas, Inc., a Tennessee corporation

32.      ARC Holland, Inc., a Tennessee corporation

33.      Freedom Village of Holland, Michigan, a Michigan general partnership

34.      ARC Seminole, Inc., a Tennessee corporation

35.      Lake Seminole Square Management Company, Inc., a Tennessee corporation

36.      Freedom Group-Lake Seminole Square, Inc., a Tennessee corporation

37.      Freedom Village of Sun City Center, Ltd., a Florida limited partnership

38.      ARC SCC, Inc., a Tennessee corporation

39. Flint Michigan Retirement Housing, LLC, a Tennessee limited liability company

40.      ARC Flint, Inc., a Tennessee corporation

41.      ARC Lady Lake, Inc., a Tennessee corporation

42.      ARC Charlotte, Inc., a Tennessee corporation



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43.      Homewood at Brookmont Terrace, LLC, a Tennessee limited liability company

44.      ARC LifeMed, Inc., a Tennessee corporation

45.      LifeMed LLC, a Delaware limited liability company

46.      ARC Oakhurst, Inc., a Tennessee corporation




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